                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

CONTACTS:      Joseph A. Santangelo - Chief Financial Officer
               Orleans Homebuilders, Inc. (215) 245-7500
               (www.orleanshomes.com)

FOR IMMEDIATE RELEASE:

                      ORLEANS HOMEBUILDERS REPORTS RESULTS
                      FOR SECOND QUARTER 2006 AND REAFFIRMS
                          GUIDANCE FOR FISCAL YEAR 2006

BENSALEM, PENNSYLVANIA, FEBRUARY 8, 2006:

     Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater Virginia; Orlando, Palm Coast and Palm Bay, Florida; Chicago, Illinois; and Phoenix, Arizona.

     Fiscal Year 2006 Guidance:

          o The Company reaffirms its fiscal year ending June 30, 2006 guidance for Diluted Earnings per Share of $3.38 to $3.43.

          o The Company reaffirms its fiscal year ending June 30, 2006 guidance with respect to revenue of $990 million to $1.02 billion.

     Financial Highlights for the Second Quarter Ended December 31, 2005:

          o Fiscal year 2006 second quarter residential property revenue increased 24% to $220,912,000 (540 homes) compared with $178,278,000 (522 homes) for the prior year period.

          o Fiscal year 2006 second quarter new orders increased 4% to $163,416,000 (361 homes) compared with $157,321,000 (384 homes)
               for the prior year period.

          o Fiscal year 2006 second quarter net income increased 87% to $15,416,000 ($.82 per diluted share) compared to $8,230,000 ($.44 per diluted share) for the prior year period.

          o Fiscal year 2006 second quarter EBITDA (1) increased 76% to $29,002,000 compared with $16,504,000 for the prior year period.

          o The backlog at December 31, 2005 remained relatively flat year-over-year at approximately $600,000,000.

          o In December 2005, the Company entered the Phoenix, Arizona market as a start-up operation via the purchase of an undeveloped parcel of land. The Company anticipates further acquisitions of undeveloped parcels of land in this region and expects revenue during the second half of fiscal year 2007.

          o The Company currently controls approximately 18,000 building lots, a 13% increase compared to the approximately 16,000 lots controlled at December 31, 2004.

          o In November 2005, the Company issued $75,000,000 of trust preferred securities which mature on January 30, 2036 and have a fixed interest rate of 8.61% for the first ten years.

          o In January, 2006, the Company entered into a three year Amended and Restated Revolving Credit Loan Agreement increasing its Senior Secured Revolving Credit and Letter of Credit Facility from $500 million to $650 million, expandable to $750 million under certain circumstances.

          o The Company repurchased 90,900 shares of its common stock during the 2nd quarter of fiscal year 2006 at an aggregate purchase price of $1,744,000.

     Financial Highlights for the Six Months Ended December 31, 2005:

          o Fiscal year 2006 year-to-date residential property revenue increased 20% to $378,875,000 (964 homes) compared with $316,590,000 (927 homes) for the prior year period.

          o Fiscal year 2006 year-to-date new orders increased 29% to $424,765,000 (950 homes) compared with $328,118,000 (850 homes)
               for the prior year period.

          o Fiscal year 2006 year-to-date net income increased 41% to $23,194,000 ($1.23 per diluted share) compared to $16,432,000
               ($.88 per diluted share) for the prior year period.

          o Fiscal year 2006 year-to-date EBITDA(1) increased 38% to $44,949,000 compared with $32,548,000 for the prior year period.

     "We are extremely pleased with our second quarter and year-to-date increase in net income of 76% and 38%, respectively. While new orders increased by 4% for the second quarter, year-to-date new orders are up 29% over the prior year. During the second quarter, all of our regions except for the Northern Region reported an increase in new orders. In the Northern Region we are cautiously optimistic that sales will improve as model homes in our newer replacement communities are completed and communities experiencing approval delays begin to come on line. Given our backlog at December 31, 2005 and anticipated sales in the third quarter of fiscal year 2006, we believe we will achieve our revenue and earnings guidance for fiscal 2006. In addition, given our geographic locations, controlled lot positions and entry into Phoenix, we believe we are well positioned for continued new order, revenue and earnings growth," commented Jeffery Orleans, Chairman and CEO.

     Orleans Homebuilders will hold its quarterly conference call to discuss fiscal year results on Thursday, February 9, 2006, at 10:00 a.m. Eastern Time. This call is being web cast by CCBN and can be accessed at Orleans Homebuilders' web site at www.orleanshomes.com by clicking on the heading "Investor Relations". The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

     A replay of the conference call will be available later that day on the Company's website at www.orleanshomes.com. A copy of this press release, including the Company's results of operations for the three and six months ended December 31, 2005 to be discussed during the conference call, is available at the Company's website, www.orleanshomes.com, under the heading "Investor Relations".

     About Orleans Homebuilders, Inc.

     Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including luxury, move-up, empty nester, active adult, and first-time homebuyers. The Company currently operates in the following fourteen distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater Virginia; Orlando, Palm Coast and Palm Bay, Florida; Orange County, New York; Chicago, Illinois; and Phoenix, Arizona. The Company's Charlotte, North Carolina operations also include adjacent counties in South Carolina. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

(1)Reconciliation of EBITDA to net income

                       THREE MONTHS      THREE MONTHS       SIX MONTHS        SIX MONTHS
                      ENDED 12/31/05    ENDED 12/31/04    ENDED 12/31/05    ENDED 12/31/04
                      --------------    --------------    --------------    --------------
EBITDA                $   29,002,000    $   16,504,000    $   44,949,000    $   32,548,000
Income tax expense         9,940,000         5,225,000        15,562,000        10,500,000
Interest                   3,211,000         2,633,000         5,430,000         4,850,000
Depreciation                 435,000           416,000           763,000           766,000
Net income            $   15,416,000    $    8,230,000    $   23,194,000    $   16,432,000

(1) Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. The Company believes EBITDA provides a meaningful measure of operating performance.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, operating results, financial resources, pace of sales, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions. Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 7 of the Company's Annual Report of Form 10-K for the fiscal year ended June 30, 2005 filed with the SEC.

                   ORLEANS HOMEBUILDERS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED         SIX MONTHS ENDED
                                                     DECEMBER 31,              DECEMBER 31,
                                               -----------------------   -----------------------
                                                  2005         2004         2005         2004
                                               ----------   ----------   ----------   ----------
Earned revenues
 Residential properties                        $  220,912   $  178,278   $  378,875   $  316,590
 Land sales and other income                        3,739        1,730        5,417        3,580
                                               ----------   ----------   ----------   ----------
                                                  224,651      180,008      384,292      320,170
                                               ----------   ----------   ----------   ----------
Costs and expenses
 Residential properties                           169,302      141,954      292,587      251,545
 Land sales and other expense                       2,765        1,424        4,374        2,409
 Selling, general and administrative               27,228       23,160       48,575       39,255
 Interest, net                                          -           15            -           29
                                               ----------   ----------   ----------   ----------
                                                  199,295      166,553      345,536      293,238
                                               ----------   ----------   ----------   ----------
Income from operations before income taxes         25,356       13,455       38,756       26,932
Income tax expense                                  9,940        5,225       15,562       10,500
                                               ----------   ----------   ----------   ----------
Net income available for common shareholders   $   15,416   $    8,230   $   23,194   $   16,432
                                               ==========   ==========   ==========   ==========

Earnings per share:
   Basic                                       $     0.83   $     0.47   $     1.25   $     0.94
                                               ==========   ==========   ==========   ==========
   Diluted                                     $     0.82   $     0.44   $     1.23   $     0.88
                                               ==========   ==========   ==========   ==========

Weighted average number of shares:
   Basic                                           18,549       17,544       18,548       17,534
                                               ==========   ==========   ==========   ==========
   Diluted                                         18,888       18,773       18,890       18,767
                                               ==========   ==========   ==========   ==========

                            ORLEANS HOMEBUILDERS, INC
             SUMMARY OF DELIVERIES, NEW ORDERS AND BACKLOG BY REGION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED         SIX MONTHS ENDED
                                                     DECEMBER 31,              DECEMBER 31,
                                               -----------------------   -----------------------
                                                  2005         2004         2005         2004
                                               ----------   ----------   ----------   ----------
DELIVERIES
 Northern Region (NJ, PA) (1)
  Homes                                               189          154          326          309
  Dollars                                      $   90,145   $   68,418   $  149,198   $  135,701
  Average Sales Price                          $      477   $      444   $      458   $      439

Southern region (NC, SC, VA) (2)
  Homes                                               199          163          355          279
  Dollars                                      $   79,083   $   58,265   $  138,883   $   98,713
  Average Sales Price                          $      397   $      357   $      391   $      354

Florida region (FL)
  Homes                                                72          117          151          206
  Dollars                                      $   17,848   $   19,428   $   35,727   $   33,831
  Average Sales Price                          $      248   $      166   $      237   $      164

Midwestern region (IL) (3)
  Homes                                                80           88          132          133
  Dollars                                      $   33,836   $   32,167   $   55,067   $   48,345
  Average Sales Price                          $      423   $      366   $      417   $      363

Total
  Homes                                               540          522          964          927
  Dollars                                      $  220,912   $  178,278   $  378,875   $  316,590
  Average Sales Price                          $      409   $      342   $      393   $      342


NEW ORDERS
 Northern Region (NJ, PA) (1)
  Homes                                                81          110          257          274
  Dollars                                      $   47,078   $   63,109   $  139,242   $  140,546
  Average Sales Price                          $      581   $      574   $      542   $      513

 Southern region (NC, SC, VA) (2)
  Homes                                               172          147          430          277
  Dollars                                      $   75,307   $   56,177   $  188,967   $  103,605
  Average Sales Price                          $      438   $      382   $      439   $      374

 Florida region (FL)
  Homes                                                52           73          152          179
  Dollars                                      $   17,024   $   15,998   $   49,063   $   37,727
  Average Sales Price                          $      327   $      219   $      323   $      211

 Midwestern region (IL) (3)
  Homes                                                56           54          111          120
  Dollars                                      $   24,007   $   22,037   $   47,493   $   46,240
  Average Sales Price                          $      429   $      408   $      428   $      385

Total
  Homes                                               361          384          950          850
  Dollars                                      $  163,416   $  157,321   $  424,765   $  328,118
  Average Sales Price                          $      453   $      410   $      447   $      386

(1) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Southeastern Pennsylvania region from July 28, 2004, the acquisition date, through December 31, 2005.

(2) Information on residential revenue earned and new orders includes the acquired activity from Peachtree Residential Properties for the period beginning December 23, 2004, the date the company acquired the assets, through December 31, 2005.

(3) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Midwestern region from July 28, 2004, the acquisition date, through December 31, 2005.

                                              AT DECEMBER 31,   AT DECEMBER 31,
                                                    2005              2004
                                              ---------------   ---------------
BACKLOG
 Northern Region (NJ, PA) (1)
   Homes                                                  466               625
   Dollars                                    $       240,565   $       287,664
   Average Sales Price                        $           516   $           460

 Southern region (NC, SC, VA) (2)
   Homes                                                  448               410
   Dollars                                    $       208,375   $       161,035
   Average Sales Price                        $           465   $           393

 Florida region (FL)
   Homes                                                  360               292
   Dollars                                    $        99,538   $        56,744
   Average Sales Price                        $           276   $           194

 Midwestern region (IL) (3)
   Homes                                                  118               253
   Dollars                                    $        50,649   $        95,573
   Average Sales Price                        $           429   $           378

 Total
   Homes                                                1,392             1,580
   Dollars                                    $       599,127   $       601,016
   Average Sales Price                        $           430   $           380

(1) The backlog at December 31, 2004, includes the acquired backlog of Realen Homes' Southeastern Pennsylvania region not delivered as of December 31, 2004.

(2) The backlog at December 31, 2004, includes the backlog acquired in the Peachtree Residential Properties acquisition not delivered as of December 31, 2004.

(3) The backlog at December 31, 2004 includes the acquired backlog of Realen Homes' Midwestern region not delivered as of December 31, 2004.

                            ORLEANS HOMEBUILDERS, INC
                           SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                 DECEMBER 31,        JUNE 30,
                                                     2005              2005
                                                -------------     -------------
Cash and cash equivalents                       $      42,699     $      62,576
Restricted cash - due from title company                9,007            28,785
Residential properties                                257,297           190,855
Land and improvements                                 490,018           398,290
Inventory not owned                                   121,120            88,252
Land deposits and costs of future developments         29,390            27,408
Total assets                                        1,025,749           861,540
Obligations related to inventory not owned            108,970            79,585
Mortgage obligations secured by real estate           431,652           399,030
Subordinated notes                                    105,000                 -
Other notes payable                                     5,894             9,400
Shareholders' equity                                  253,867           231,956

                                      # # #